EXHIBIT 10.15
FORM OF
OPTION CERTIFICATE
NUMBER: N___-2006
STOCK OPTIONS (NON-QUALIFIED AND INCENTIVE)
FOR EMPLOYEE
To Purchase Common Shares of
ENTERTAINMENT PROPERTIES TRUST
Issued Pursuant to the Entertainment Properties Trust
1997 Share Incentive Plan (the “Plan”)
     THIS CERTIFIES THAT ON ______(the “Grant Date”), ___(the “Holder”) was granted an option (“Option”) to purchase at the price $  per share (price determined as of closing on _________) all or any part of _________(the “Option Shares”) common shares of beneficial interest, $0.01 par value per share (“Common Shares”), of ENTERTAINMENT PROPERTIES TRUST, a Maryland real estate investment trust (the “Company”), upon and subject to the terms of the Plan and following terms and conditions:
     This Option shall expire on the close of business on the tenth anniversary of the date hereof (the “Expiration Date”).
     This Option shall be exercisable as described on Exhibit A attached hereto.
     Notwithstanding the foregoing, all or any part of the Option that remains unexercised shall vest and become immediately exercisable upon a Change in Control while Holder is serving as an employee of the Company.
     This Option and all rights granted hereunder are non-transferable and non-assignable, and this Option shall be exercisable only by Holder except that, in case of Holder’s death, the representative of his or her estate or his or her heirs, as the case may be, shall be permitted to exercise this Option, to the extent permitted by the terms of the Plan and this Option Certificate.
     This Option may be exercised by delivery of written notice signed by Holder, together with this Option Certificate and the purchase price for the Option Shares purchased on exercise of this Option. This Option may not be exercised at any time when the Option, or the exercise thereof, may result in the violation of any law or governmental order or regulation.
     Payment for the Common Shares purchased on exercise of this Option shall be made in full at the time of exercise by any one or more of the methods provided by the Plan.

     To the extent this Option shall not have been exercised in full prior to the Expiration Date, this Option shall immediately terminate and become void and of no further force or effect.
     Within a reasonable time after exercise of the Option, the Company shall cause to be delivered to the person entitled thereto a certificate for the Common Shares purchased on exercise of the Option. If the Option shall have been exercised with respect to less than all of the Option Shares subject to the Option, the Company shall also cause to be delivered a new Option Certificate in replacement of this Option Certificate, if surrendered at the time of exercise, indicating the number of Option Shares with respect to which this Option remains exercisable, or this Option Certificate shall be endorsed to give effect to the partial exercise of the Option.
     In the event of termination of Holder’s service as an Employee of the Company for any reason other than death or permanent disability (as determined by the Committee), all unvested Options shall terminate, and all Options (to the extent exercisable as of the date of termination) shall be exercisable for 90 days following such termination (but in no event beyond the term of the Option), and shall thereafter terminate. In the event of Holder’s death while an Employee of the Company, all unvested Options shall terminate, and all Options (to the extent exercisable as of the date of death), shall be exercisable by any prior transferee or by Holder’s designated beneficiary, or if none, the person(s) to whom Holder’s rights under the Options are transferred by will or the laws of descent and distribution, for one year following the date of death (but in no event beyond the term of the Option), and shall thereafter terminate. In the event of termination of service as an Employee of the Company due to permanent disability (as determined by the Committee), all unvested Options shall terminate, and all Options (to the extent exercisable as of the date of termination) shall be exercisable for one year following such termination of service (but in no event beyond the term of the Option), and shall thereafter terminate.
     In the event of any change in the outstanding Common Shares of the Company by reason of any stock dividend or split, recapitalization, merger, consolidation, spinoff, combination or exchange of shares or other corporate change, or any distribution to holders of Common Shares other than regular cash dividends, the number or kind of shares subject to the Option and/or the purchase price therefor may be adjusted by the Committee as in its sole discretion deems equitable to preserve the value of the Option.
     Nothing contained herein shall be construed to confer upon the Holder any right to continue as an employee of the Company or affect the right of the Company to remove Holder as an employee at any time.
     Holder shall not be deemed to be the holder of any Option Shares or to have any of the rights of a shareholder with respect to any Option Shares unless and until the Option shall have been exercised and Holder’s name shall have been entered as a shareholder of record with respect to the Option Shares on the books of the Company.
     Before issuing and delivering any Common Shares to Holder upon exercise of this Option, the Company may: (a) require Holder to give assurances that the Option Shares are being purchased for investment only and not with a view to resale or distribution and will not be transferred in violation of applicable securities laws; or (b) condition the exercise of this Option or the issuance and delivery of Common Shares upon the listing, registration or qualification of the Option Shares upon a securities exchange or under applicable securities laws.
     Any notice required or permitted under this Agreement may be delivered personally or by certified mail, commercial delivery service or facsimile transmission, if to the Company or the Committee, at 30 W. Pershing Rd., Suite 201, Kansas City, Missouri 64108, FAX (816) 472-5794, or to Holder, at the address or facsimile number shown below, or at such other address or facsimile number as either party may designate in writing from time to time. Notices shall be effective upon receipt.
     The Option and this Option Certificate are issued pursuant to and are subject to all of the terms and conditions of the Plan, the terms, conditions and definitions of which are incorporated herein by reference, and the receipt of a copy of which Holder acknowledges by his or her signature below.
     Unless otherwise provided herein, all capitalized terms not defined herein shall have the meaning ascribed in the Plan.

ENTERTAINMENT PROPERTIES TRUST

By:

Its:

ACCEPTED AND AGREED:
By:

EXHIBIT A
Stock Option Vesting and Exercise Schedule

	1/1/20__	1/1/20__	1/1/20__	1/1/20__	1/1/20__
ISO Shares Vested

ISO Shares Exercised

NSQ Shares Vested

NSQ Shares Exercised